Exhibit 10.26

SECOND AMENDMENT
TO
EQUITY PURCHASE AGREEMENT
This AMENDMENT (this "Amendment") is made as of June 21, 2016 by and between Kodiak Capital Group, LLC, a Delaware limited liability company (the "Investor") and Nutritional High International, Inc., a Canadian company (the "Company").
W I T N E S S E T H.
WHEREAS, the Company and the Investor executed an Equity Purchase Agreement, dated as of December 23, 2015 and subsequently amended on May 5, 2016 (the "Agreement"). Pursuant to the Agreement, the Investor committed to purchase up to $1,000,000 of the Company's common stock over a period until the earlier of (i) the date on which the Investor shall have purchased put shares pursuant to the Agreement for an aggregate purchase price of $1,000,000, or (ii) December 31, 2016;
WHEREAS, the parties agree to extend the commitment period and to revise the definition of the floor price as set forth in the Agreement;
WHEREAS, for value received, the parties agree to amend the Agreement as follows.
NOW, THEREFORE, the parties agree to:
1.	The definition of "COMMITMENT PERIOD" in Article I shall be deleted in its entirety and replaced with the following:

"COMMITMENT PERIOD" shall mean the period commencing on the Execution Date, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) June 30, 2017.

2.	The definition of "Floor Price" in Section 1.1 of Article I shall be deleted in its entirety and replaced with the following:

"Floor Price" shall mean the lesser of $0.05 CAD, or the volume weighted average trading price of the shares for the preceding 20 days of trading on the CSE immediately prior to the Put Date.

3.	Section 2.2(c) of Article II shall be deleted in its entirety and replaced with the following:

Floor Price.   If during the Valuation Period, the Company delivers a Put Notice and the Purchase Price is below the Floor Price, the Investor may elect to purchase all, or any portion thereof, of the Put Shares for the Floor Price.

4.	This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in such State, without regard to such State's conflicts of law principles.

5.	Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to "this Agreement," "hereto," "hereof," "hereunder," or words of like import shall mean the Agreement as amended by this Amendment.

6.	This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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[SIGNATURE PAGE TO AMENDMENT TO EQUITY PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by the undersigned as of the date first above written.

Nutritional High International Inc.

/"Signed"/ David Posner
By: David Posner
Title: Chief Executive Officer

Kodiak Capital Group, LLC

/"Signed"/ Ryan Hodson
By: Ryan Hodson
Title: Managing Member